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                                  EXHIBIT 21

                        SUBSIDIARIES OF THE REGISTRANT


Parent
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Heritage Bancorp, Inc.

                               Percentage        Jurisdiction or
Subsidiaries (a)              of Ownership    State of Incorporation
----------------              ------------    ----------------------

Heritage Federal Bank            100%              United States